Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP ATTORNEYS AT LAW 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607 PO Drawer 17803, Raleigh, NC 27619 P: 919.781.4000 F: 919.781.4865 www.wyrick.com

August 18, 2016

Board of Directors

INC Research Holdings, Inc.

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604-1547

Ladies and Gentlemen:

We have acted as counsel to INC Research Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”), of a prospectus supplement, dated August 16, 2016 and filed with the Commission on August 18, 2016 (the “Prospectus Supplement”), to the prospectus, dated December 1, 2015 (the “Base Prospectus,” and together with the Prospectus Supplement, the “Prospectus”) included as part of the Registration Statement on Form S-3 (Registration No. 333-208286) (the “Registration Statement”) relating to the sale by certain stockholders of the Company of 4,500,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”). The Shares are being sold to the underwriter (the “Underwriter”) named in the Underwriting Agreement dated as of August 16, 2016 (the “Underwriting Agreement”) by and among the Company, the Underwriter, and the stockholders named therein.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents by the stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

Board of Directors

INC Research Holdings, Inc.

August 18, 2016

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law and reported judicial decisions relating thereto.

Based upon and subject to the foregoing and in reliance thereon and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Current Report on Form 8-K and the incorporation by reference of this opinion as an exhibit to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectuses included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP